                                                                    CONFIDENTIAL

                    AMERITECH RESALE LOCAL EXCHANGE SERVICE
                         CONFIRMATION OF SERVICE ORDER


     This Confirmation of Service Order ("Agreement") is by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans Street, Third Floor, Chicago, Illinois, 60654, on behalf of Illinois Bell Telephone Company ("Ameritech") and U.S. Network Corporation, a Delaware corporation with offices at 10 South Riverside Plaza, Suite 401, Chicago, Illinois, 60606, on behalf of USN Communications, Inc. ("Carrier").

     WHEREAS, Ameritech intends to offer Resale Local Exchange Services in MSA-1 ("Service") at the rates and conditions set forth in the tariff attached hereto as Exhibit A; and

     WHEREAS, Carrier desires to purchase Ameritech Resale Local Exchange Services in MSA-1 under the rates, terms and conditions set forth herein and in Exhibit A;

     NOW, THEREFORE, in consideration of the mutual obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Ameritech and Carrier agree as follows:

1.0  SERVICE ORDER

     Carrier hereby orders Ameritech Resale Local Exchange Service in MSA-1 offered under Illinois Bell Tariff I.C.C. No. 5, Part 22, which Ameritech intends to file with the Illinois Commerce Commission in a form substantially similar to the Resale Local Exchange Service tariff attached hereto as Exhibit A and incorporated by reference into this Agreement. Carrier orders the following services under Ameritech's Resale Local Exchange Service for a term of ten (10) years ("Service Term") and commits to a minimum annual volume of 150,000 business access lines per month, which totals 1.8 million monthly business access lines per year ("Volume Commitment"). The business access lines are described in Section 1.0
     (A)(1). Each PBX Trunk shall count as a single business access line.

     A.   Access Lines
          ------------
                                                            Price
                                                            -----

     1.   Business Direct Lines
          (All Business Direct Line Prices include the End User Common Line Charge)

              Single Line Subscribers Area A                 $7.64 (per month)
              Single Line Subscribers Area B                $11.04 (per month)
              Single Line Subscribers Area C                $14.16 (per month)


                                 CONFIDENTIAL
                                 ------------
                      SUBJECT TO NON-DISCLOSURE AGREEMENT

         Multiline Subscribers Area A                       $8.07 (per month)
         Multiline Subscribers Area B                      $11.47 (per month)
         Multiline Subscribers Area C                      $14.59 (per month)
         PBX Trunk, Area A                                  $8.29 (per month)
         PBX Trunk, Area B                                 $11.69 (per month)
         PBX Trunk, Area C                                 $14.88 (per month)

2.   Service Ordering Charges

     As set forth in I.C.C. No.5, Part 1, Section 6. These Service Ordering Charges are in addition to any other scheduled rates and charges normally applying under tariff. They apply in addition to, and not in lieu of, Channel Charges, Initial Non-Recurring Charges or Construction Charges made because of unusual cost in establishing service.

B.   Usage
     -----

1.   Business Local Usage Services

         Band A                                             $.0098 (per minute)

         Band B                                             $.0202 (per minute)

         Band C                                             $.0516 (per minute)

2.   Business Operator Assisted Usage Services

         Band A                                             $.0098 (per minute)

         Band B                                             $.0202 (per minute)

         Band C                                             $.0516 (per minute)

3.   Operator Surcharges

     Person to Person
     - Business                                             $2.604 (per call)

     Billed to a Third Number
     - Business                                             $1.6368 (per call)

     Collect Calls
     - Business                                             $1.2276 (per call)

     Automated Available-Calling Card
     Customer Dialed
     - Business                                             $0.4836 (per call)

     Automated Available-Calling Card
     Operator Dialed
     - Business                                             $1.3020 (per call)

     Automated Not Available-Operator
     Must Assist
     - Business                                             $0.4836 (per call)

     Sent Paid/Operator Assisted
     Other Telephones
     - Business                                             $0.7812 (per call)

     Busy Line Verify
     - Business                                             $1.488 (per request)

     Busy Line Verify and Interrupt
     - Business                                             $3.72 (per request)


C.   Telecommunications Features
     ---------------------------

1.   Touch Tone Service
     - Business                                             No Additional Charge

2.   Call Waiting
     - Business                                             $1.40 (per month)

3.   Call Forwarding Variable
     - Business                                             $1.40 (per month)

4.   Threeway Calling
     - Business                                             $1.40 (per month)

5.   Call Trace
     - Business                                             $3.00 (per month)

6.   Distinctive Ringing
     - Business                                             $1.40 (per month)

7.   Call Screening
     - Business                                             $1.40 (per month)

8.   Caller ID
     - Business                                             $3.66 (per month)

9.   Caller ID with Name
     - Business                                             $1.50 (per month)

10.  Pay Per Use-Automatic Call Back
     - Business                                             $0.45 (per use)

11.  Pay Per Use-Repeat Dialing
     - Business                                             $0.45 (per use)

12.  900 Special Access Code
     Blocking Service                                       No Additional Charge

13.  976 Prefix Blocking Service                            No Additional Charge

14.  Multi Ring Service
     First Line
     - Business                                             $1.40 (per month)
     Second Line
     - Business                                             $1.20 (per month)

15.  Busy Line Transfer
     - Business                                             $0.75 (per month)

16.  Alternate Answering
     - Business                                             $0.75 (per month)

17.  Customer Control Options-Busy Line
     Transfer or Alternate Answering
     - Business                                             $0.85 (per month)

18.  Message Waiting Tone
     - Business                                             $0.21 (per month)

19.  Easy Call
     - Business                                             $3.00 (per month)

20.  Special Delivery Service
     - Business                                             $0.09 (per month)

21.  Temporary Intercept
     Business
     - per Central Office line                              $2.91 (non-recurring
                                                                  charge)

          - per port intercepted                         $2.91 (non-recurring
                                                                charge)

     22.  Remote Call Forwarding
          - Business                                      $9.31 (per month)

     23.  Customer Controlled Reroute Service
          - Business                                    $300.00 (per month)
          - Non-recurring charge                       $3000.00

     D.   Other Services
          -------------

     1.   Extra Listings
            Business
            - Multiline                                  $1.02 (per listing)
            - Other Directory                            $1.02 (per listing)

     2.   Private
          - Business                                     $0.85 (per month)

     3.   Semi-Private
          - Business                                     $0.55 (per month)

     4.   Directory Assistance Call Service
          - Business                                     $0.2232 (per call)

     5.   Information Call Completion Service
          - Business                                     $0.1711 (per call)

     Note: Items 6-20 Refer to Ameritech ISDN only

     6.   National ISDN CO Termination                   $9.41 (per month)
            Non-recurring charge                        $50.00

     7.   ISDN Direct CO Termination                     $9.41 (per month)
            Non-recurring charge                        $50.00

     8.   ISDN National Line or Direct Line
          - Area A                                       $7.86 (per month)
          - Area B                                      $11.26 (per month)
          - Area C                                      $14.38 (per month)

     9.   Distance Extension Charge, per line           $22.50 (per month)

     10.  Circuit Switched Service Element
            Per "B" channel                              $1.80 (per month)

            Non-recurring charge                                 $15.00

     11.  Additional Call Offering                                $1.20 (per month)
          Non-recurring charge                                    $5.00

     12.  Additional Multiple Call Appearances (each)             $1.20 (per month)
            Non-recurring charge                                  $5.00

     13.  Intercom Calling                                        $1.20 (per month)
            Non-recurring charge                                  $5.00

     14.  Secondary Telephone Number (each)                       $1.20 (per month)
            Non-recurring Charge                                  $5.00

     15.  Station Controlled Conference - 6 port                  $8.40 (per month)
            Non-recurring charge                                 $15.00

     16.  Message Waiting Indicator (each)                        $1.50 (per month)
            Non-recurring charge                                  $5.00

     17.  On Demand Packet Switched
          Data "B" Channel                                       $12.00 (per month)
            Non-recurring charge                                 $50.00

     18.  Alternate Circuit Switched Voice/Data                   $5.40 (per month)
            Non-recurring charge                                 $15.00

     19.  Packet Switched Data "B" Channel                       $51.00 (per month0
            Non-recurring charge                                $100.00

     20.  Packet Switched Data "D" Channel                        $3.90 (per month)
            Non-recurring charge                                 $15.00

     Note: Items 21 - 25 refer to Direct Inward Dialing (DID)
             Service only

     21.  Common Equipment, per DID trunk group                  $12.35 (per month)
            Non-recurring charge                              $1,356.88

     22.  DID Trunk CO Termination, per trunk                    $18.44 (per month)
            Non-recurring charge                                 $32.95

     23.  DID Trunk CO Termination with
          touch tone, per trunk                                  $18.44 (per month)

     24.  Subsequent additions, deletions
          or rearrangements                                     $276.22 (non-recurring

     25.  DID Number Charges
          - 10 assigned DID station
            numbers, or fraction thereof                    $.18 (per month)
          - 10 reserved DID station
            numbers, or fraction thereof                    $.18 (per month)

     Note: Items 26 - 31 refer to 2-way DID with Call Transfer

SERVICE ESTABLISHMENT

     26.  Area A
          - With initial DID service
            (per trunk group)                          $175.00 (non-recurring)
          - Subsequent to establishment of DID
            service (per trunk group)                  $175.00 (non-recurring)
          - 2-way DID Trunk with Call Transfer          $13.28 (per month)


     27.  Area B
          - With initial DID service
            (per trunk group)                          $175.00 (non-recurring)
          - Subsequent to establishment of DID
            service (per trunk group)                  $175.00 (non-recurring)
          - 2-way DID Trunk with Call Transfer          $17.70 (per month)

     28.  Area C
          - With initial DID service
            (per trunk group)                          $175.00 (non-recurring)
          - Subsequent to establishment of DID
            service (per trunk group)                  $175.00 (non-recurring)
          - 2-way DID Trunk with Call Transfer          $18.59 (per month)

     29.  All Areas
          - Change in Outpulsing, Start Dial or
            Signal Type (per trunk group)               $28.00 (non-recurring)
          - Change or Redesign in Signaling or
            Transmission Interface (per occurrence)    $150.00 (non-recurring)

CONVERSIONS

     30.  All Areas
          - Of entire DID trunk group to 2-way
            DID or entire 2-way DID trunk
            group to DID                               $300.00 (non-recurring)
          - Of individual DID trunks to a new
            2 way DID trunk group                      $175.00 (non-recurring)

          - Change in Outpulsing, Start Dial or
            Signal Type                                   $28.50 (non-recurring)
          - Change or Redesign in Signaling or
            Transmission Interface (per occurrence)      $150.00 (non-recurring)

     31.  Foreign District Service (mileage charge)
          - per first airline mile, or fraction thereof   $16.20 (per month)
          - per additional airline mile, or
            fraction thereof                              $2.10 (per month)

2.0  FAILURE TO MEET VOLUME COMMITMENT

     2.1 For each twelve (12) month period following the Ramp Up Period (as defined in Section 5.1), Carrier's actual usage shall be calculated by adding the actual in-service business access lines at the end of each month during the twelve (12) month period ("Actual Usage").

     2.2 For each twelve (12) month period following the end of the Ramp Up Period, subject to Section 3.0, Carrier shall pay Ameritech if it fails to meet the Volume Commitment. Carrier's underutilization liability for such failure to meet the Volume Commitment shall be calculated as follows:

               X x Y, where:

               X = an average of Carrier's business line rates which, for purposes of this Section, shall be $14 ("Average Business Line Rate");

               Y = 1.8 million less the Actual Usage.

          If the final period at the end of the Service Term is less than twelve
          (12) months, the underutilization liability shall be calculated on a pro rata basis.

3.0  VOLUME COMMITMENT FLEXIBILITY

     3.1 In any twelve (12) month period following the Ramp Up Period in which Carrier's Actual Usage is less than or greater than the Volume Commitment, the amount of the shortfall ("Shortfall Amount") or the excess ("Excess Amount") shall be placed into a pool ("Carryover Pool"). Shortfall amounts shall increase the Carryover Pool and Excess

           Amounts shall decrease the Carryover Pool. For example, if Carrier's Volume Commitment is 1.8 million lines and its Actual Usage for the twelve (12) month period is 1.2 million lines, the Carryover Pool would be increased by 600,000 lines. If, in the following year, Carrier's Actual Usage for the twelve (12) month period is 2.4 million lines, the Carryover Pool would be decreased by 600,000 lines.

      3.2 The line volume in the Carryover Pool will not be subject to the underutilization charge (except as provided in Section 3.4) and may never exceed 3.6 million lines ("Carryover Pool Cap'). If, at the end of any twelve (12) month period following the Ramp Up Period, the lines in the Carryover Pool exceed the Carryover Pool Cap, Carrier shall pay Ameritech an amount equal to the excess lines above the Carryover Pool Cap multiplied by the Average Business Line Rate.

      3.3 If the number of lines in the Carryover Pool at the end of the Service Term is zero to less, no further action is required. If the number of lines in the Carryover Pool at the end of the Service Term is greater than zero Carrier shall, at its option, pay Ameritech an amount equal to each line in the Carryover Pool multiplied by the Average Business Rate or shall subscribe on a monthly basis to an equivalent number of lines during the next three year period ("Extension Term"). For example, if the number of lines in the Carryover pool is 300,000, Carrier could subscribe to 300,000 lines for a single month or, in the alternative, could subscribe to 100,000 lines per month for three months. The same terms and conditions which apply to the ten (10) year Service Term shall apply to any Extension Term. Carrier shall have the option to fulfill this obligation during any consecutive period of time within the Extension Term, as long as such consecutive period immediately follows the end of the Service Term.

      3.4 Carrier shall pay Ameritech for any unsubscribed lines remaining in the Carryover Pool at the end of the Extension Term or, if earlier, at the end of any consecutive period of Service described in Section
           3.3. Carrier shall pay Ameritech an amount equal to the number of remaining lines multiplied by the Average Business Line Rate.

4.0   EFFECTIVE DATE

      The effective date of this Agreement is October 31, 1995. Service shall commence thirty (30) days after the tariff attached as Exhibit A becomes effective ("Service Start Date"), but in no event shall service commence prior to February 1, 1996.

5.0   TERM AND TERMINATION

      5.1 The Service Term is ten (10) years, beginning on the Service Start Date. The "Ramp Up Period" shall begin ninety (90) days following the Service Start Date and shall end eighteen (18) months thereafter.

      5.2 If Carrier cancels this order before the Service Start Date, Carrier shall reimburse Ameritech for costs incurred by Ameritech on behalf of Carrier up until the time of cancellation.

      5.3 If, after the Service Start Date, Carrier terminates this Agreement prior to the end of the term specified in Section 5.1, for any reason other than for cause or for taking Service pursuant to Section 7.0, Carrier shall pay Ameritech for the unmet portion of the Volume Commitment at the month to month rates for the time remaining in the term. This termination liability shall be calculated according to the formula set forth below, and shall then be adjusted to the net present worth using the Ameritech cost of money as set forth in I.C.C. No.5, Part 16, Section 3.4B(2):

               X x Y x Z, where:

               X = an average of month to month business line rates, weighted to reflect Carrier's mix of business lines in access areas A, B and C ("Average Monthly Business Line Rate");

               Y = the Volume Commitment; and

               Z = the number of years or fractional years remaining in the Service Term after the Ramp Up Period.

           Carrier shall also pay Ameritech an amount equal to the number lines, if any, in the Carryover Pool multiplied by the Average Business
           Line Rate - $14.

      5.4 Either party may terminate services under the tariff immediately following written notice and opportunity to cure as set forth hereunder in the event the other party is in default as to any of its material obligations hereunder provided that (a) the defaulting party receives notice of termination containing a reasonably complete description of the default and (b) the defaulting party fails to cure such default within thirty (30) days of receiving such notice or ten
           (10) days of such notice if the default is nonpayment.

      5.5 If the tariff revisions that implement Ameritech's Resale Local Exchange Service to Carrier are suspended for more than six (6) months or are rejected, or if the terms of this Agreement or the terms of the Resale

           Local Exchange Service tariff are altered in any material manner, then either party may elect to terminate this Agreement without liability on thirty (30) days' written notice given not later than sixty (60) days after the event giving rise to the termination right.

6.0   CONDITIONS PRECEDENT

      6.1 Neither party shall be required to perform its respective obligations under this Agreement unless and until Ameritech's tariff for Resale Local Exchange Service goes into effect in substantially the same form as set forth in Exhibit A.

      6.2 Neither party shall be required to perform its respective obligations under this Agreement unless and until Carrier obtains certification as a local exchange Carrier in MSA-1 in the state of Illinois under 220 ILCS 13/405.

7.0   RATE CHANGES

      In consideration for Carrier agreeing to the maximum volume and term commitment currently available, if Ameritech sells the same service at a lower rate to a similarly situated customer (i.e., resale customer making a term and/or volume commitment including MSA-1), then Ameritech shall make such lower rate available to Carrier. Ameritech shall notify Carrier within forty-five (45) days of such lower rates becoming available. This provision shall apply regardless of whether the Service is offered under tariff or contract.

8.0   NEW SERVICES

      If Ameritech introduces any new services to its Resale Local Exchange Service during the period of Carrier's Service Term, and if those services have a volume or term discount, those services shall be made available to Carrier at the rate which corresponds to Carrier's volume and term commitment.

9.0   PROMOTIONAL MATERIALS

      Ameritech shall provide Carrier with information related to the use of the services suitable for Carrier's use in its marketing and promotional material. Ameritech shall also make available to Carrier's personnel, at then prevailing prices, training related to the use and operation of the services.

10.0  CREDIT ALLOWANCES FOR SERVICE INTERRUPTIONS

      Carrier shall be entitled to credit allowances for service interruptions in accordance with I.C.C. No. 5, Part 1, Section 5.

11.0  CHANGED CIRCUMSTANCES

      11.1 Upon reasonable notice provided by either party, Ameritech and Carrier shall meet to review any unforeseen material changes in the competitive circumstances in the industry, including the competitiveness of the rates herein, and shall negotiate concerning any changes that may be necessary to the rates for any services in this Agreement. Any changes agreed upon shall not become effective until any applicable regulatory filing requirements are met.

      11.2 In the event Carrier converts to a new Ameritech service that utilizes a change in technology to provide the same service to Carrier with fewer business access lines, and as a result of this conversion Carrier fails to achieve the Volume Commitment for that twelve month period, Carrier's Volume Commitment for that twelve month period and for each twelve period remaining in the Service Term shall be reduced by an amount equal to the estimated amount of reduced access lines associated with the service conversion each year.

12.0  IMPLEMENTATION

      12.1 Following execution of this Agreement, Ameritech and Carrier shall jointly develop an implementation plan for services. This implementation plan shall address, among other things, procedures for on-line ordering, provisioning, and access to customer service records with proper authorization.

      12.2 Ameritech shall implement Carrier's service orders on a timely basis and within implementation intervals no less promptly than Ameritech implements other service orders for similar items, including retail service orders. If Ameritech fails to implement a service order within such an interval and such failure is not caused by a force majeure (which shall include fires, embargoes, labor disputes, acts of God, the public enemy or other causes beyond Ameritech's reasonable control) or some fault of Carrier (which "fault" shall include any delays associated with Carrier notification periods and suspensions of change orders provided for in Ameritech's tariff for Resale Local Exchange Service), then Ameritech will waive any non-recurring charges associated with implementation of the Ameritech service.

13.0  TARIFF

      13.1 All terms and conditions of Ameritech's Resale Local Exchange Service are set forth in the applicable tariff, which fully determines the rights and obligations of Ameritech and Carrier. No representation or agreements, written or oral, shall alter or in any way affect these rights or obligations. The tariff and this Agreement contain all the applicable rates and charges to be paid by Carrier in connection with Resale Local Exchange Service. In the event of a conflict or discrepancy between the provisions of this Agreement and the provisions of the tariff, the provisions of the tariff shall govern.

      13.2 Ameritech will use its best efforts to maintain its tariffs in a manner consistent with the terms of this Agreement. If Ameritech revises any tariff in a manner that is inconsistent with the provisions of this Agreement in any material respect and Ameritech does not effect revisions that remedy such inconsistency within ninety (90) days after receipt of written notice from Carrier, then Carrier may elect to terminate this Agreement without liability after an additional thirty (30) days written notice.

14.0  PUBLICITY

      Except as otherwise provided in this Agreement, Carrier shall not use any of the trademarks, trade names, service marks or other proprietary marks of Ameritech or its corporate affiliates in any advertising, press releases, publicity matters or other promotional materials without Ameritech's prior written permission. Ameritech and Carrier shall jointly develop a press release publicizing their relationship under this Agreement, subject to both (1) the parties' prior non-disclosure agreement, and (2) mutually agreed upon language and media.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties set forth below.


U.S. Network Corporation           Ameritech Information Industry Services,
                                   a division of Ameritech Services, Inc., on behalf of Illinois Bell Telephone Company

By:  /s/ Thomas C. Brandenburg     By:  /s/ Neil E. Cox
    ---------------------------        --------------------------------------

Name:   Thomas C. Brandenburg      Name:         Neil E. Cox
      -------------------------          ------------------------------------

Title:  Chairman and CEO           Title:         President
       ------------------------           -----------------------------------

Date:   October 31, 1995           Date:        October 31, 1995
      -------------------------          ------------------------------------

                                                      [SEAL]